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                                                                  EXHIBIT 10.15


                              Employment Agreement


         This Employment Agreement ("Agreement") is entered into effective as of August 28, 1995 ("Commencement Date") by and between IXC Communications, Inc., a Delaware corporation ("Company"), and David J. Thomas ("Employee").


                                  Article I
                                  Employment


         The Company hereby employs Employee and Employee hereby accepts employment with the Company upon the terms and conditions set forth below.

         1.1 TERM. The employment of Employee will commence on the Commencement Date and will continue for three (3) years, provided Employee has permanently relocated himself and his immediate family to Austin, Texas within twelve (12) months of the Commencement Date, and Employee and Employee's immediate family remain permanent residents of Austin, Texas until the expiration of such three (3) year term. This Agreement will terminate on the first anniversary of the Commencement Date if, as of that date, Employee has not permanently relocated himself and Employee's immediate family to Austin, Texas, or at such time thereafter before the expiration of such three (3) year term, if Employee and his immediate family cease to be permanent residents of Austin, Texas. The Company will not enter into any merger, acquisition, or other business combination with any other party in which the Company will not be the surviving entity unless the other party to that agreement consents to be bound by the terms of this Agreement.

         1.2 DUTIES. Employee agrees to serve as Senior Vice President of Company and Executive Vice President of IXC Long Distance, or in such other capacity or capacities as the Board of Directors of the Company may require. Employee shall report directly to the President of the Company.


                                   Article II
                           Compensation and Benefits


         2.1 COMPENSATION. As compensation for services rendered under this Agreement, Employee will be entitled to receive from the Company an annual base salary of one hundred sixty thousand dollars ($160,000), payable bi-weekly, and an annual bonus goal of seventy-five thousand dollars ($75,000). Bonuses, if any, are awarded by, and at the direction of, the Board of Directors of the Company. Employee's base salary may be increased from time to time in accordance with the Company's policies and procedures.




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         2.2     BENEFITS.  The Company will make available to Employee the same fringe benefits that are available to the other Senior Vice Presidents of the Company, on the same terms and conditions as such benefits are available to those other officers. Such benefits shall include medical and dental insurance, participation in the Company's 401(k) and Pension Plan and Trust, and reimbursement of reasonable and appropriate business expenses, including the use of a cellular phone, all in accordance with the Company's stated
policies.   Specific benefits to be provided to the Employee include the following:

                 (a) An automobile allowance of eight thousand dollars ($8,000) per year, payable monthly; and

                 (b) Three (3) weeks of vacation pay with respect to Employee's first complete year of service with the Company, and thereafter in accordance with the Company's stated policy. This vacation benefit shall be immediately available to Employee.

         2.3 RELOCATION COSTS. The Company will reimburse the Employee for:

                 (a) The reasonable costs of moving Employee's household goods to Austin, Texas; and

                 (b) The closing costs of selling Employee's house in Farmington Hills, Michigan, not to exceed an amount equal to six percent (6%) of the sales price.

         2.4     STOCK OPTIONS.

                 (a) The Company will grant a stock option to Employee allowing Employee to purchase stock equal to one hundred thousand, three hundred fifty-six (100,356) shares of common stock of the Company, which is one percent of the outstanding common stock of the Company.

                 (b) The exercise price per share under the stock option will be seven dollars and thirty-one cents ($7.31), which the Board of Directors of the Company has determined to be the current fair market value of the stock.

                 (c) The option will become exercisable in equal installments over a three (3) year period, on the first, second, and third anniversaries of the Commencement Date, provided Employee and his immediate family have become permanent residents of Austin, Texas within twelve (12) months of the Commencement Date. If Employee and his immediate family have not become permanent residents of Austin, Texas within twelve (12) months of the Commencement Date, the option will become exercisable in equal installments over a three (3) year period on the first, second, and third anniversaries of the date that Employee and his immediate family satisfactorily demonstrate to the Company that they have become permanent residents of Austin, Texas, provided that such permanent residency occurs before the expiration of the term of this Agreement.


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                 (d)      If Employee shall voluntarily resign or be terminated
         for cause prior to the expiration of this Agreement, Employee can exercise the vested portion of the option not later than the ninetieth
         (90th) days following the effective date of the resignation or termination, at which time the unexercised portion of the option (whether vested or not) shall be forfeited. However, if Employee is terminated for a reason that does not constitute cause prior to the expiration of this Agreement, the entire Option will become immediately exercisable.

                 (e) If there is a Change in Control of the Company (as that term is defined in the Company's Stock Plan), the stock option will become immediately vested, unless the Company desires to use, and the acceleration of vesting would prevent the Company from using, the "pooling of interests" accounting method in connection with the Change in Control. Notwithstanding that acceleration in the vesting of the stock option would be available, the Employee may elect not to have the vesting accelerated.

                 (f) Although no anti-dilutive rights are granted to the Employee, should any such rights subsequently be granted to the other Senior Vice Presidents of the Company, such rights will be similarly extended to Employee, provided that Employee is functioning as, and holds the office of, a Senior Vice President of the Company or a higher position at that time.

         2.5 WITHHOLDING. Any amounts payable hereunder will be subject to all applicable legal requirements with respect to the withholding of federal, state, and local taxes and other normal withholdings.


                                   Title III
                                   Fidelity


         3.1     CONFIDENTIAL INFORMATION.

                 (a) Employee agrees not to disclose any Confidential Information (as defined below) or proprietary information (such as trade secrets) of the Company, including information received in confidence from the Company or others whether before, during, or after Employee's employment with the Company, except upon the prior written consent of the Company.

                 (b) Employee acknowledges that the Confidential Information and proprietary information of the Company includes matters conceived or developed by Employee, as well as matters learned by Employee from other employees or agents of the Company.

                 (c) Any Confidential Information that Employee may prepare, use, or come





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         into contact with will be and remain the Company's sole property and will not be removed from the Company's premises without its written consent, except as required in accordance with Employee's performance of Employee's duties hereunder, and will be returned to the Company, together with all copies, summaries, and extracts thereof, upon termination of this Agreement.

                 (d) Except as the Company may otherwise consent or direct in writing, Employee will not, sell, use, lecture upon, or publish any Confidential Information or proprietary information of the Company or authorize anyone else to do those things at any time either before or after the expiration of this Agreement.

                 (e) For purposes of this Agreement, the term "Confidential Information" means information (i) disclosed to or known by Employee as a consequence of or through Employee's employment by the Company, (ii) not generally known outside the Company, and (iii) that relates to the Company.

                 (f) Because the remedy at law for any breach of the provisions of this Section 3.1 would be inadequate, Employee hereby consents to the granting of an injunction or other equitable relief enjoining any breach of these provisions by any court having jurisdiction without the necessity of proving actual monetary loss. In addition to such injunctive relief, the Company may pursue at law any remedies available to it.

                 (g) This Section 3.1 will continue in full force and effect after the expiration of this Agreement.

         3.2     COMPETITION.

                 (a) Employee expressly covenants and agrees that for the period during which Employee is receiving compensation under Article II of this Agreement, Employee will not, without the prior written consent of the Board of Directors of the Company, either acting alone or in conjunction with others, directly or indirectly:

                          (i)      Engage in any competition with the Company;

                          (ii) Solicit business of any type engaged in by Company (or any subsidiary or affiliate of Company) from any person or business which is an account, customer, or client of Company (or any subsidiary or affiliate of Company), except in connection with Employee's employment hereunder;

                          (iii) Induce or attempt to influence any such
                 account, customer, or client to curtail or cancel his or its business with Company (or any subsidiary or affiliate of Company). This Subparagraph (iii) shall not apply to the Employee's enforcement of normal credit and collection policies for the benefit




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                 of the Company; or

                          (iv) Induce or attempt to influence any employee to
                 terminate his or her employment with the Company (or any subsidiary or affiliate of Company).

                 (b) Because the remedy at law for any breach of the provisions of this Section 3.2 would be inadequate, Employee hereby consents to the granting of an injunction or other equitable relief enjoining any breach of these provisions by any court having jurisdiction without the necessity of proving actual monetary loss. In addition to such injunctive relief, the Company may pursue at law any remedies available to it.

                 (c) The provisions of this Section 3.2 will apply for three (3) years from the Commencement Date, regardless of the prior termination of this Agreement, but it will not apply if Employee's employment is terminated for a reason other than his voluntary resignation.


                                   Article IV
                             Miscellaneous Matters


         4.1 NO ASSIGNMENT. Except as required by law, Employee may not assign or alienate (voluntarily or involuntarily) any right to receive payments under this Agreement.

         4.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the conflict of laws provisions thereof.

         4.3 CAPTIONS. The captions of this Agreement are included solely for convenience of reference and shall have no force or effect.

         4.4 AMENDMENTS. This Agreement may not be amended, modified, or waived in any manner other than by a written agreement executed by the parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the other party of any provision of this Agreement.

         4.5 NOTICES. All notices and other communications hereunder shall be sufficient if in writing and either hand-delivered or mailed by registered or certified mail, return receipt requested, with postage prepaid, to the parties at the following addresses (or to such other address or addresses as either party shall have designated in writing to the other party hereto):





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                 If to the Company:
                 -----------------

                 IXC Communications, Inc.
                 5000 Plaza on the Lake, Suite 200
                 Austin, Texas 78746
                 Attn:  Ralph J. Swett, President

                 If to Employee:
                 --------------

                 David Thomas
                 5105 Standing Oaks
                 Austin, TX 78746

         4.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         4.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year indicated above.

                                      IXC Communications, Inc.


                                      By:  /s/ RALPH J. SWETT
                                           ------------------------------------
                                           Ralph J. Swett

                                      Its: President
                                           ------------------------------------


                                      David Thomas,
                                      an individual

                                      /s/ DAVID THOMAS
                                      -----------------------------------------






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